Exhibit 99.1

Agenus Reports Third Quarter 2024 Financial Results and Strategic Advancements in BOT/BAL Development

Transforming Cancer Treatment with BOT/BAL While Strengthening Financial Foundations

LEXINGTON, Mass.--(BUSINESS WIRE) -- Agenus Inc. (“Agenus” or the “Company”) (Nasdaq: AGEN), an immuno-oncology company focused on innovation, today provided a corporate update and reported financial results for the third quarter of 2024.

“BOT/BAL represents one of the most significant advancements in cancer immunotherapy, showing remarkable results in MSS colorectal cancer where previous treatments have fallen short,” said Garo Armen, Ph.D., Chairman and CEO of Agenus. “Its potential extends beyond this challenging cancer type, with promising efficacy seen in the neoadjuvant setting and other hard-to-treat cancers. While we are excited by these achievements, we remain mindful of the financial challenges that come with advancing such breakthrough therapies. We are focused on strategic initiatives, including asset monetization and operational efficiencies, to strengthen our financial position and continue driving forward. We are confident in our path and unwavering in our commitment to deliver innovative treatments that redefine patient care and create long-term value for our patients and shareholders.”

Key Highlights from Q3 2024

Breakthrough Clinical Progress - Botensilimab (BOT) and balstilimab (BAL) continues to deliver unprecedented outcomes across multiple cancer settings.

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Neoadjuvant MSS Colorectal Cancer (CRC): BOT/BAL is advancing in 3 ISTs with consistent clinical activity in MSS CRC, a tumor historically resistant to immunotherapy. Initial results from Cornell study (ESMO GI 2024) show groundbreaking potential; results from additional trials in Italy and the Netherlands expected to be presented at prestigious oncology conferences in early 2025.
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Broad and Durable Responses in Sarcoma and other cancers: Presentations at ESMO2024 highlighted BOT/BAL’s clinical activity advanced sarcomas and other difficult-to-treat cancers, reinforcing its potential to redefine cancer treatment. Additional data updates are expected to be shared at key oncology conferences in the coming months.

Expanding Patient Access Globally - Agenus is committed to expanding patient access to BOT/BAL through Compassionate Use and Named Patient Programs, providing innovative treatment options for patients with limited alternatives. These programs empower physicians to deliver advanced care as regulatory frameworks evolve to support broader patient access.

Strategic Financial Initiatives - Agenus is actively pursuing a disciplined approach to strengthen its financial foundation:

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Operational Efficiencies: Cash outflows have been significantly reduced through focused measures.
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Asset Monetization: Discussions to monetize real estate assets are progressing, reflecting increased interest and opportunities following the recent U.S. elections, which have positively impacted financial markets. These monetization efforts are expected to provide near-term cash infusions to support operations.
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Near-Term Transaction: Agenus is also advancing discussions on a strategic transaction designed to deliver substantial resources. The company views its current financial initiatives as a bridge to this transformative step, which is expected to position Agenus for long-term growth while maximizing value for shareholders.

Regulatory Alignment - Ongoing discussions with the European Medicines Agency (EMA) have progressed to agreement on dose selection and trial design for the pivotal Phase 3 study in MSS CRC, marking significant progress in BOT/BAL’s development. These achievements reflect a collaborative effort to enable access to this transformative combination to patients worldwide.

Q3 2024 Financial Summary

Agenus ended the third quarter 2024 with a consolidated cash balance of $44.8 million compared to $76.1 million on December 31, 2023. In addition, the Company has raised $7.1 million through sales of common stock under its market issuance sales agreement since the end of the third quarter 2024. Cash used in operations for the nine months ended September 2024 was $129.7 million, reduced from $183.8 million for the nine months ended September 2023.

For the three and nine months ended September 30, 2024, Agenus recognized revenue, which includes non-cash revenue, of $25.1 million and $76.6 million, respectively. This compares to $24.3 million and $72.5 million for the same periods in 2023. Net loss for the three and nine months ended September 30, 2024, is $67.2 million and $185.5 million, respectively, and includes non-cash operating expenses of $40.5 million and $112.3 million, respectively. This compares to a net loss for three and nine months ended September 30, 2023, of $64.5 million and $208.9 million, respectively.

Conference Call

Date: Tuesday, November 12th, at 8:30 a.m. ET
To access dial-in numbers, please register here.
Conference ID: 73242

Webcast

A live webcast and replay of the conference call will be accessible on the company’s website at https://investor.agenusbio.com/events-and-presentations.

About Botensilimab

Botensilimab is a human Fc enhanced CTLA-4 blocking antibody designed to boost both innate and adaptive anti-tumor immune responses. Its novel design leverages mechanisms of action to extend immunotherapy benefits to “cold” tumors which generally respond poorly to standard of care or are refractory to conventional PD-1/CTLA-4 therapies and investigational therapies. Botensilimab augments immune responses across a wide range of tumor types by priming and activating T cells, downregulating intratumoral regulatory T cells, activating myeloid cells and inducing long-term memory responses.

Approximately 1,100 patients have been treated with botensilimab in phase 1 and phase 2 clinical trials. Botensilimab alone, or in combination with Agenus’ investigational PD-1 antibody, balstilimab, has shown clinical responses across nine metastatic, late-line cancers. For more information about botensilimab trials, visit www.clinicaltrials.gov with the identifiers NCT03860272, NCT05608044, NCT05630183, and NCT05529316.

About Agenus

Agenus is a leading immuno-oncology company targeting cancer with a comprehensive pipeline of immunological agents. The company was founded in 1994 with a mission to expand patient populations benefiting from cancer immunotherapy through combination approaches, using a broad repertoire of antibody therapeutics, adoptive cell therapies

(through MiNK Therapeutics) and adjuvants (through SaponiQx). Agenus has robust end-to-end development capabilities, across commercial and clinical cGMP manufacturing facilities, research and discovery, and a global clinical operations footprint. Agenus is headquartered in Lexington, MA. For more information, visit www.agenusbio.com or @agenus_bio. Information that may be important to investors will be routinely posted on our website and social media channels.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding its botensilimab and balstilimab programs, expected regulatory timelines and filings, and any other statements containing the words "may," "believes," "expects," "anticipates," "hopes," "intends," "plans," "forecasts," "estimates," "will," “establish,” “potential,” “superiority,” “best in class,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of our most recent Annual Report on Form 10-K for 2023, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and Agenus undertakes no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

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